Exhibit 10.1

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of April 29, 2011, by and between SQUARE 1 BANK (the “Bank”) and LIGAND PHARMACEUTICALS INCORPORATED (the “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of March 31, 2011 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	Section 6.3 of the Agreement is hereby amended and restated, in its entirety, as follows:

6.3 Cash Security Account. Borrower shall at all times maintain the Cash Security Account, with a balance of Cash in such Cash Security Account at all times of not less than $10,000,000.

2)	The following definitions in Exhibit A to the Agreement are hereby amended and restated, in their entirety, as follows:

“Cash Security Account” means segregated Certificate of Deposit, account No. 60100378, held at Bank as collateral for Borrower’s Obligations, in a minimum amount of $10,000,000.

“Collateral” means Cash in the amount of at least $10,000,000 held in the Cash Security Account and pledged to Bank as security for the Obligations.

“Revolving Line” means 1 or more Credit Extensions in an aggregate amount of up to $10,000,000.

3)	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

4)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

5)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)	payment of a $7,500 facility fee, which may be debited from any of Borrower’s accounts;

c)	an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution of this Amendment;

d)	payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, which may be debited from any of Borrower’s accounts; and

e)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

	0000000000	0000000000
LIGAND PHARMACEUTICALS INCORPORATED		SQUARE 1 BANK

By: /s/ John Sharp		By: /s/ Zack Robbins

Name: John Sharp		Name: Zack Robbins

Title: CFO		Title: AVP

[Signature Page to First Amendment to Loan and Security Agreement]